UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

Optimus Healthcare Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	333-261849	65-0181535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Old Country Road, Suite 306 Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

(516) 806-4201

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers

On April 26, 2023, Marc Weiner resigned as president of the Company, effective immediately. Mr. Weiner will continue to serve as a director of the Company. Mr. Weiner agreed to continue to provide consulting services to the Company and on May 2, 2023, the Company entered into a consulting agreement with Mr. Weiner to reflect this mutual understanding. The consulting agreement has a twelve-month term and either party may terminate immediately in the event of material breach, or otherwise upon 15 days prior written notice. Under the consulting agreement, Mr. Weiner will receive $20,833.33 on a monthly basis, reimbursement for 75% of his health insurance and standard expense reimbursement. The consulting agreement also contains covenants: (i) assigning all intellectual property developed by Mr. Weiner during the term to us; (ii) prohibiting the consultant from disclosing confidential information regarding us; and (iii) prohibiting Mr. Weiner from soliciting our employees or consultants during the term of the consulting agreement and for a period of three years thereafter.

A copy of the consulting agreement with Mr. Weiner is attached hereto as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference. The summary of the agreement described above does not purport to be complete and is subject to and qualified in its entirety by reference to the attached agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.2	Consulting Agreement, dated May 2, 2023, between the Company and Marc Weiner
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUS HEALTHCARE SERVICES, INC.

By:	/s/ Cliff Saffron
Cliff Saffron
General Counsel

Dated: May 2, 2023